Exhibit 99.1

MEDIA RELATIONS CONTACT FOR ACCURIDE	INVESTOR RELATIONS CONTACT FOR ACCURIDE
Timothy G. Weir, APR	Todd Taylor
Director of Public Affairs, Communications & Marketing	Vice President and Treasurer
(812) 962-5128 | tweir@accuridecorp.com	(812) 962-5105 | ttaylor@accuridecorp.com

FOR IMMEDIATE RELEASE

Accuride Files Investor Presentation

▪	Reiterates Recommendation of Accuride Board of Directors that Shareholders Vote “FOR” the Transaction with Crestview

EVANSVILLE, Ind., October 26, 2016 — Accuride Corporation (NYSE: ACW) (“Accuride” or the “Company”) – a leading supplier of components to the North American and European commercial vehicle industries – today announced that it has filed an investor presentation in connection with the Company’s Special Meeting of Shareholders (the “Special Meeting”). This presentation highlights a number of important facts pertaining to the previously announced definitive agreement for Accuride to be acquired by affiliates of Crestview Partners (“Crestview”), a leading private equity firm, for $2.58 per share in cash. The Accuride Board of Directors unanimously recommends that shareholders vote “FOR” the proposed merger on the WHITE proxy card today.

The presentation and other materials regarding the Board of Directors’ recommendations for the Special Meeting are available online at www.accuridecorp.com/investors and www.sec.gov.

The Special Meeting is scheduled for November 15, 2016.  Shareholders of record as of October 10, 2016, will be entitled to vote at the Special Meeting.

THE BOARD IS URGING SHAREHOLDERS TO PROTECT THE VALUE OF THEIR INVESTMENT
BY VOTING FOR THE TRANSACTION TODAY

The Company’s proposed acquisition by Crestview provides Accuride shareholders with a substantial premium and immediate and certain cash value and eliminates the significant business and capital structure risks associated with executing against a standalone plan.

Accuride’s Board believes the proposed Crestview acquisition maximizes the value of shareholders’ investments and unanimously recommends that shareholders vote to approve it. Failing to vote has the same effect as a vote against the transaction. The vote of all Accuride shareholders is important, no matter how many shares are owned.

Vote today on the WHITE proxy card “FOR” the proposed merger with Crestview.

If you have questions or need assistance voting your shares please contact: Georgeson LLC 1290 Avenue of the Americas, 9th Floor New York, NY 10104 Shareholders call toll-free: (800) 676-0281

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American and European commercial vehicle industries. The company’s products include commercial vehicle wheels and wheel-end components and assemblies. The company’s products are marketed under its brand names, which include Accuride®, Accuride Wheel End Solutions™, Gunite® and Gianetti Ruote™. Accuride’s common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information: www.AccurideCorp.com.

Additional Information About the Acquisition and Where to Find It
Accuride filed a definitive proxy statement and related materials with the Securities and Exchange Commission (“SEC”) on October 17, 2016 for its special meeting of shareholders in connection with the proposed merger contemplated by the Agreement and Plan of Merger, dated September 2, 2016, by and among the Company, Armor Parent Corp. and Armor Merger Sub Corp. (such merger, the “proposed transaction” and such agreement, the “Merger Agreement”). The definitive proxy statement will be mailed to shareholders of Accuride on or about October 17, 2016. The definitive proxy statement contains important information about the proposed transaction and related matters. INVESTORS OF ACCURIDE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ACCURIDE, ARMOR PARENT CORP., ARMOR MERGER SUB CORP. AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials and other documents filed by Accuride with the SEC at the SEC’s website at www.sec.gov, at Accuride’s website at www.accuridecorp.com or by sending a written request to Accuride at 7140 Office Circle, Evansville, Indiana 47715, Attention: General Counsel and Corporate Secretary.

Participants in the Solicitation
 Accuride and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Accuride’s shareholders in connection with the proposed transaction is set forth in Accuride’s definitive proxy statement for its special shareholder meeting, which was filed on October 17, 2016. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed transaction is set forth in the definitive proxy statement. Information relating to the foregoing can also be found in Accuride’s definitive proxy statement for its 2016 Annual Meeting of Shareholders (the “2016 Proxy Statement”), which was filed with the SEC on March 18, 2016. To the extent that holdings of Accuride’s securities have changed since the amounts set forth in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements
Certain statements contained in this document may be considered forward-looking statements within the meaning of the U.S. securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Accuride may be unable to obtain shareholder approval for the proposed transaction; (2) the conditions to the closing of the proposed transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed transaction may involve unexpected costs, liabilities or delays; (4) the business of Accuride may suffer as a result of uncertainty surrounding the proposed transaction; (5) the outcome of any legal proceedings related to the proposed transaction; (6) Accuride may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) the failure by Armor Parent Corp. or Armor Merger Sub Corp. to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed transaction; and (10) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. If the proposed transaction is consummated, Accuride’s shareholders will cease to have any equity interest in Accuride and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including Accuride’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the 2016 Proxy Statement, the definitive proxy statement filed in connection with the proposed transaction and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by applicable law, Accuride undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Accuride does not intend, and assumes no obligation, to update any forward-looking statements. Accuride’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the 2016 Proxy Statement, the definitive proxy statement filed in connection with the proposed transaction and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov.

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